UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 21, 2023
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MPLX LP
(Exact name of registrant as specified in its charter)
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Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 421-2414
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interests	MPLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Principal Financial Officer
On December 21, 2023, the board of directors (the “Board”) of MPLX GP LLC ("MPLX"), the general partner of MPLX LP, appointed C. Kristopher Hagedorn as Executive Vice President and Chief Financial Officer, effective January 1, 2024. In this capacity, Mr. Hagedorn will be MPLX’s principal financial officer. Mr. Hagedorn will succeed John J. Quaid, who will cease to serve as Executive Vice President and Chief Financial Officer of MPLX effective January 1, 2024 to accept a role as Executive Vice President and Chief Financial Officer of Marathon Petroleum Corporation (“MPC”).
Mr. Hagedorn, 47, also currently serves as Senior Vice President and Controller of MPC, a position he has held since September 2021. Prior to this appointment, he served as MPLX’s Vice President and Controller since October 2017. Before joining MPLX, he was Vice President and Controller at CONSOL Energy Inc., a Pennsylvania-based natural gas and coal producer and exporter, beginning in 2015, Assistant Controller beginning in 2014 and Director, Financial Accounting, beginning in 2012. Mr. Hagedorn was Chief Accounting Officer for CONE Midstream Partners LP, a publicly traded master limited partnership with gathering assets in the Appalachian Basin, from 2014 to 2015. Previously, he served in positions of increasing responsibility with PricewaterhouseCoopers LLP beginning in 1998.
MPLX does not directly employ any of the personnel responsible for managing and operating its business. Rather, MPLX contracts with MPC to provide the necessary personnel, all of whom are directly employed by MPC or one of its affiliates. Mr. Hagedorn's annual base salary from MPC is $450,000, and his target bonus opportunity under MPC’s annual cash bonus (“ACB”) program is equal to 60% of his base salary. His actual bonus will be based on performance relative to the performance goals established under the ACB program. Mr. Hagedorn's target award value under MPC’s long-term incentive (“LTI”) program was $500,000 for 2023. Descriptions of the ACB and LTI programs are included in MPLX’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 10-K”). Any changes to Mr. Hagedorn's compensation resulting from his appointment as MPLX’s Executive Vice President and Chief Financial Officer will be determined in due course by the Compensation and Organization Development Committee of MPC’s Board of Directors during its annual compensation review process in early 2024.
Mr. Hagedorn will also be eligible to participate in MPC’s other benefit plans and programs such as health and life insurance, income protection in a circumstance of long-term and short-term disability and retirement and severance benefits plans, descriptions of which are included in the 2022 10-K.
Appointment of Director
On December 21, 2023, the board of managers of MPC Investment LLC, the sole member of MPLX, appointed Mr. Hagedorn to serve as a member of the Board, effective January 1, 2024, and fixed the size of the Board at ten members, effective as of the same date. Mr. Hagedorn is not expected to serve on any standing committees of the Board. As an officer of MPLX, Mr. Hagedorn will not receive compensation for his services as a member of the Board.
Other than with respect to the employment relationship and compensation matters described above, there are no arrangements or understandings between Mr. Hagedorn and any other persons pursuant to which Mr. Hagedorn was appointed MPLX’s Executive Vice President and Chief Financial Officer or as a member of the Board. There are no family relationships between Mr. Hagedorn and any director or executive officer of MPLX, and Mr. Hagedorn has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated December 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: December 21, 2023	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary